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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Connect, Inc. for the registration of 1,538,462 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the financial statements and schedule of Connect, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                             ERNST & YOUNG LLP

                                                         /s/ Ernst & Young LLP

San Jose, California
March 15, 1999